SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


           Date of Report
  (Date of earliest event reported)           December 30, 1996


               B A N C O R P   H A W A I I,   I N C.
     --------------------------------------------------------
      (Exact name of registrant as specified in its charter)


       Hawaii                   1-6887            99-0148992
------------------------     -----------      ------------------
(State of incorporation)     (Commission        (IRS Employer
                             File Number)     Identification No.)


  130 Merchant Street, Honolulu, Hawaii               96813
 -----------------------------------------        ------------
 (Address of principal executive offices)          (Zip Code)


      (Registrant's telephone number,
         including area code)             (808) 847-8888

Item 5.    Other Events.

            On December 30, 1996, Registrant announced the closing of a private offering of $100 million of 8.25% Capital
Securities, Series A (liquidation amount $1,000 per Capital Security), issued by Bancorp Hawaii Capital Trust I at $1,000 per security. Offering proceeds were utilized by the Trust to purchase 8.25% Junior Subordinated Debt Securities issued by the Registrant. Proceeds of the Junior Subordinated Debt Securities will be utilized by the Registrant for general corporate purposes, including the making of advances to its subsidiaries.

            The Junior Subordinated Debt Securities will be unsecured and subordinated to the Registrant's senior debt. The Junior Subordinated Debt Securities will mature on December 15, 2026 and may be redeemed in whole or part on or after December 15, 2006, subject to payment of redemption premiums if redeemed during any 12-month period beginning on or before December 15, 2015. The Capital Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debt Securities in full at maturity, or upon their optional redemption. Holders of Capital Securities will be entitled to receive, from the payment of interest on the Junior Subordinated Debt Securities, cumulative cash distributions at the annual rate of 8.25% of the liquidation amount of $1,000 per Capital Security. Interest will be payable semiannually commencing
June 15, 1997, subject to the right of Registrant to defer payments on the Junior Subordinated Debt Securities for a period not exceeding 10 consecutive semiannual periods.

            The Registrant has entered into various obligations that, taken together, provide a full and unconditional guarantee of payments due on the Capital Securities. Obligations under that guaranty are subordinate to the Registrant's senior debt. The Registrant and the Trust have also entered into a registration agreement pursuant to which holders of Capital Securities are expected to be afforded an opportunity to acquire registered securities pursuant to a registered exchange offer.

Item 7.     Financial Statements, Pro Formas and Exhibits.

      (c)   Exhibits.

            4. Instruments defining the rights of holders of the securities referred to herein have been omitted as exhibits to the Form 8-K, pursuant to Item 601(b)(4)(iii) of Regulation S-K, because the total amount of securities authorized under such instruments does not exceed 10% of the total assets of Registrant and its subsidiaries on a consolidated basis. The Registrant hereby undertakes to furnish copies of such documents to the Commission upon request.

                             SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 31, 1996              BANCORP HAWAII, INC.


                                      /s/ RICHARD J. DAHL
                                            (Signature)

                                      Richard J. Dahl
                                      President and Chief
                                      Operating Officer